EXECUTION COPY
Operation Number 36384

AGREEMENT ON MORTGAGE

OF IMMOVABLE PROPERTY

between

BALYKSHY L.L.P.

and

CASPIAN REAL ESTATE LIMITED

and

CASPIAN SERVICES INC.

and

EUROPEAN BANK

FOR RECONSTRUCTION AND DEVELOPMENT

Dated 15 August 2008

Table of Contents

ARTICLE I - DEFINITIONS AND INTERPRETATION 6

Section 1.01. Definitions6

Section 1.02. Interpretation12

ARTICLE II - SECURED OBLIGATIONS 13

Section 2.01. Secured Obligations13

Section 2.02. Term of Secured Obligations15

ARTICLE III - ESTABLISHMENT OF THE MORTGAGE;

MORTGAGED PROPERTY 16

Section 3.01. Establishment Of Mortgage16

Section 3.02. Mortgaged Property17

Section 3.03. Mortgaged Property Aggregate Value17

Section 3.04. Delivery of Documents18

ARTICLE IV - POSSESSION AND CONTROL; RIGHT OF

INSPECTION 18

Section 4.01. Possession and Control19

Section 4.02. Inspection by Mortgagee19

Section 4.03. Mortgagor to Assist19

ARTICLE V - IRREVOCABLE OBLIGATIONS 20

Section 5.01. Irrevocable Obligations20

Section 5.02. No Limitation On Mortgagee's Rights And Remedies20

Section 5.03. Security For All Obligations21

ARTICLE VI - MORTGAGOR REPRESENTATIONS AND

WARRANTIES 21

Section 6.01. First Ranking Mortgage21

Section 6.02. Due Registration; Power And Authority21

Section 6.03. Rights In The Mortgaged Property; No Other Mortgages22

Section 6.04. Consents22

Section 6.05. No Violations22

Section 6.06. No Litigation23

Section 6.07. No material adverse effect23

Section 6.08. Repeated Representations and Warranties23

ARTICLE VII - DEBTORS' REPRESENTATIONS AND WARRANTIES23

ARTICLE VIII - COVENANTS 24

Section 8.01. Compliance With Law24

Section 8.02. Maintenance of Mortgaged Property25

Section 8.03. Additions, Modifications and Improvements25

Section 8.04. Information26

Section 8.05. Payment Obligations26

Section 8.06. Limitations27

Section 8.07. Consents; Registration28

Section 8.08. Governmental Expropriation30

Section 8.09. General Notices30

Section 8.10. Further Assurances31

Section 8.11. Powers Of Attorney31

Section 8.12. Insurance32

Section 8.13. Defence of Mortgage32

Section 8.14. Negative Covenants on Mortgage or Alienation32

ARTICLE IX - DEFAULT; REMEDIES 33

Section 9.01. Mortgagee's Right To Cure33

Section 9.02. No Exhaustion Of Remedies Required34

Section 9.03. Notice Of Default And Remedies34

Section 9.04. Out-Of-Court Procedure; Sale36

Section 9.05. Expenses Payable By Mortgagor36

Section 9.06. No Liability For Exercise Of Right Or Remedy37

ARTICLE X - APPLICATION OF PROCEEDS 37

Section 10.01. Priority of Monies Application37

Section 10.02. Surplus To Mortgagor37

Section 10.03. Deficiency38

ARTICLE XI - TERMINATION; RELEASE 38

Section 11.01. Termination38

Section 11.02. Instrument Confirming Termination38

Section 11.03. Survival Of Indemnification39

ARTICLE XII - INDEMNITY 39

Section 12.01. Indemnification Of Mortgagee And Others39

Section 12.02. Unenforceability; Maximum Permitted Satisfaction.39

Section 12.03. Reimbursements Unpaid Deemed Secured Obligations.39

ARTICLE XIII - COSTS 40

ARTICLE XIV - MISCELLANEOUS 40

Section 14.01. Term of Agreement40

Section 14.02. Entire Agreement; Amendment and Waiver40

Section 14.03. Mortgagor's Obligations41

Section 14.04. Notices41

Section 14.05. English Language42

Section 14.06. Indemnities and Expenses43

Section 14.07. Rights, Remedies and Waivers43

Section 14.08. Governing Law44

Section 14.09. Arbitration and Jurisdiction44

Section 14.10. Privileges and Immunities of the Mortgagee46

Section 14.11. Waiver of Sovereign Immunity46

Section 14.12. Reliance46

Section 14.13. Successors and Assigns47

Section 14.14. Rights of Third Parties47

Section 14.15. No Partnership or Agency47

Section 14.16. Agreement as property of the Mortgagee 47

Section 14.17. Integrity 48

Section 14.18. Severability 48

Section 14.19. Disclosure 48

Section 14.20. Language and Counterparts 48

Section 14.21. Survival 49

SCHEDULE 1 LAN 53

SCHEDULE 2 D 53

SCHEDULE 3 FORM OF POWER OF ATTORNEY 55

This AGREEMENT ON MORTGAGE OF IMMOVABLE PROPERTY is dated 15 August 2008 (the "Agreement") and made between:

(1)
BALYKSHY L.L.P., a limited liability partnership organized and existing under the laws of the Republic of Kazakhstan with registered address at 12 Murat Uskenbaev Street, Atash Village, Tupkaragan District, Mangistau Region, the Republic of Kazakhstan (the "Mortgagor");

(2)
CASPIAN REAL ESTATE LIMITED, a limited liability company organised and existing under the laws of the British Virgin Islands, having its registered address at Akara Building, 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (the "Shareholder");

(3)
CASPIAN SERVICES INC., a corporation organised and existing under the laws of the State of Nevada, United States of America and having its Principle Executive Offices at 257 East 200 South, Suite 340, Salt Lake City, Utah, 84101, United States of America (the "Sponsor", referred to together with the Shareholder as the "Debtors"); and

(4)
EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT, an international organization organized and existing pursuant to the Agreement Establishing the European Bank for Reconstruction and Development dated 29 May 1990 and located at One Exchange Square, London EC2A 21N, United Kingdom (the "Mortgagee").

The Mortgagor, the Debtors and the Mortgagee are referred to herein as the "Parties" and each as a "Party".

RECITALS

WHEREAS:

(A)By way of a loan agreement dated 21 December 2006 between the Mortgagee and the Mortgagor, as amended by an amendment agreement dated 28 June 2007, the Mortgagee has agreed to extend to the Mortgagor, a loan in the total aggregate amount of thirty two million Dollars (USD32,000,000) (the "Loan"), subject to the terms and conditions set forth therein (as amended, restated, novated or supplemented from time to time, the "Loan Agreement");

(B)	The Mortgagor hereby provides security to the Mortgagee as security for the prompt payment when due of all amounts payable by (i) the Mortgagor to the Mortgagee under the Loan Agreement and (ii) the Debtors under any other Financing Agreements (as defined below); and

(C)	It is a condition precedent to the making of the first disbursement under the Loan

Agreement that the Mortgagor shall have duly executed and delivered this Agreement.

NOW THEREFORE, the Mortgagor and the Mortgagee agree as follows:

ARTICLE I - DEFINITIONS AND INTERPRETATION Section 1.01. Definitions

(a) Unless the context otherwise requires, capitalized terms not otherwise defined in this Agreement (including in the Recitals) shall have the respective meanings given to them in the Loan Agreement.

(b) In this Agreement, the following capitalized terms shall have the following meanings:

"Additional Property"has the meaning as set out in Section 3.02(b) hereof;

"Applicable Law"means all laws, ordinances, regulations, judgments, decrees, decisions, writs, awards, orders, rules, directives, guidelines (to the extent that such guidelines have the force of law or the compliance with which is in accordance with general practice) and policies of any Authority, and international treaties or any other agreements to which an Authority is a party, to the extent applicable to the Mortgagor, including the laws of Kazakhstan, its business and financial operations or that otherwise relate to the subject matter thereof or the exercise by the Mortgagee of its rights under the Loan Agreement;

"Authority"
means any national, supranational, regional or local government or governmental, administrative, fiscal, judicial or government owned body, department, commission, authority, tribunal, agency or entity or central bank (or any person, whether or not government owned and howsoever constituted or called, that exercise the functions of a central bank);

"Default" means an event of default (howsoever described) under any Financing Agreement;

"Disbursement"has the meaning as set out in the Loan Agreement;

"Dollars", "USD" or "$"means the lawful currency of the United States of America from time to time;

"Financing" means

Agreements" (a) this Agreement;

(b)	the Loan Agreement, as described in Sections 2.01(a) and 2.02(b) below;

(c)	the Investment Agreement dated 28 June 2007, pursuant to which the Mortgagee agrees to make certain equity investments in the Mortgagor, specifically by acquiring a twenty two per cent. (22%)

participation interest in the Mortgagor and by increasing the charter capital of the Mortgagor by a Tenge amount equivalent to ten million Dollars (USD 10,000,000);

(d)	the Shareholders Agreement, dated August 6, 2008 pursuant to which the Mortgagee, the Mortgagor the Debtors agree, inter alia, the manner in which the Mortgagor is to be operated;

(e)
the Put Option Agreement, dated August 6, 2008 pursuant to which the Mortgagee may require the Sponsor to purchase the participation interest of the Mortgagee in the Mortgagor within an agreed timeframe and for an agreed amount;

(f)
the Deed of Financial and Performance Guarantee, dated August 6, 2008 pursuant to which the Mortgagor (as guarantor) provide in irrevocable completion and performance guarantee of amounts owing to the Mortgagee under the Financing Agreements and amounts needed by the Mortgagor for the Project;

(g)
the Share Retention Deed to be entered into between certain founding individuals of the Sponsor, the Sponsor, the Shareholder and the Mortgagee, pursuant to which, inter alia, (i) the Shareholder agrees not to effect any change in its equity interest in, or transfer any of its shares in the capital of, the Mortgagor (in its capacity as Borrower) without the prior written consent of the Mortgagee and (ii) the Sponsor agrees not to effect any change in its equity interest in, or transfer any of its shares in the capital of, the Shareholder without the prior written consent of the Mortgagee;

(h)	the Subordination Deed, dated August 6, 2008 pursuant to which each of the Sponsor and the Shareholder agree on the terms thereof to subordinate the payment of amounts payable by the Mortgagor (in its capacity as Borrower) to it under the Subordinated Debt (as defined in the Loan Agreement) to the payment of all amounts payable by the Mortgagor to the Mortgagee under the Financing Agreements;

(i)
the Agreement on Pledge of Monies at the Bank Accounts, dated August 15, 2008 pursuant to which the Mortgagor pledges its bank accounts as specified therein to the Mortgagee as security for the prompt payment when due of all amounts payable by the Mortgagor to the Mortgagee under the Loan Agreement and any other Financing Agreement;

(j)
the Agreement on Pledge of Movable Property, dated August 15, 2008 pursuant to which the Mortgagor pledges its movable property as specified therein to the Mortgagee as security for the prompt payment when due of all amounts payable by the Mortgagor to the Mortgagee under the Loan Agreement and any other Financing Agreement;

(k)
the Participation Interest Pledge Agreement, dated August 15, 2008 pursuant to which the Shareholder pledges the participation interest it owns in the Mortgagor to the Mortgagee as security for the prompt payment when due of all amounts payable by the Mortgagor to the Mortgagee under the Loan Agreement and any other Financing Agreement;

(1) the Insurance Assignment to be entered into, pursuant to which the Mortgagor assigns by way of security in favour of the Mortgagee the benefit of all contracts of insurance and insurance policies and any amounts payable under such contracts and policies and any other insurance amounts payable by insurers to the Mortgagor;

(m)
the Deed of Assignment of Contracts, dated August 6, 2008 pursuant to which the Mortgagor assigns by way of security in favour of the Mortgagee the benefit of the Construction Contract entered into by and between the Mortgagor and Datoba Construction LLP on 7 November 2006; all service contracts which have been entered into or will be entered into by and between the Mortgagor and marine base service users; and all performancebonds,warranties,guarantees, undertakings and such other agreements which have been entered into or will be entered into by the Mortgagor and any other person;

(n)
the Disbursement applications made by the Mortgagor under the Loan Agreement and any notices, certificates and applications issued by the Mortgagor (in its capacity as Borrower) or any other party to the Mortgagee in each case in connection with the Loan Agreement or any other Financing Agreements; and

(o)	any other agreement designated as a Financing Agreement by the Mortgagor (in its capacity as Borrower) and the Mortgagee, and any of the above may individually be referred to as a "Financing Agreement";

"Kazakhstan" means the Republic of Kazakhstan;

"Lien" has the meaning as set out in the Loan Agreement;

"Mortgage" has the meaning as set out in Section 3.01 (Establishment of Mortgage);

"Mortgaged Property"has the meaning as set out in Section 3.02 (Mortgaged Property);

"Mortgaged Property has the meaning set out in Section 3.03 (Mortgaged Property Aggregate Value"Aggregate Value);

"Project" has the meaning as set out in the Loan Agreement;
"Proceeds"
includes

(i) any and all proceeds of any sale, insurance, indemnity, warranty or guarantee payable to the Mortgagor from time to time with respect to any of the Mortgaged Property;

(ii) any and all payments (in any form whatsoever) made or due and payable to the Mortgagor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Mortgaged Property;

(iii) any and all other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property; and

(iv) any right of the Mortgagor to claim any or all of the above;

"Secured Obligations"has the meaning as set out in Article II (Secured Obligations); and

"Security Period"
means the period commencing on the date hereof and terminating on (i) the date upon which the Mortgagee shall have notified the Mortgagor that all of the Secured Obligations owed to it have been unconditionally and irrevocably paid, discharged and performed in full in accordance with the respective terms of the Loan Agreement and any other Financing Agreements by the Mortgagee to the Mortgagor, or (ii), if earlier, the date on which this Agreement has been terminated by agreement between the Parties; and

"Tenge" or "KZT"means the lawful currency of the Republic of Kazakhstan from time to time.

Section 1.02. Interpretation

In this Agreement, unless the context otherwise requires:

(a) a reference to "Secured Obligations" shall include a reference to any part of them.

(b) unless the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting gender include all gender, and words denoting persons include natural persons, corporations, partnerships, joint ventures, or trusts, unincorporated organisations, authorities or any other entity whether acting in an individual, fiduciary or other capacity, and references to a person include its successors and permitted assigns and/or transferees;

(c) a reference to a specified Article, Section, Schedule or Exhibit shall be construed as a reference to that specified Article, Section of, Schedule to, or Exhibit to this Agreement;

(d) a reference to an agreement includes any contract, concession, deed, undertaking, instrument or other contractual arrangement, and any annexes, exhibits, schedules thereto, and the side letters or other instruments issued in connection therewith;

(e) a reference (i) to an amendment or to an agreement being amended includes a supplement, variation, assignment, novation, restatement or re-enactment, and (ii) to an agreement shall be construed as a reference to such agreement as it may be amended, restated, supplemented or novated from time to time;

(f) the headings and the Table of Contents are inserted for convenience of reference only and shall not affect the interpretation of this Agreement;

(g) a Default is outstanding or continuing until it has been remedied or waived by the Mortgagee in writing;

(h) any reference to "law" means any law (including, any common or customary law) and any treaty, constitution, statute, legislation, decree, normative act, rule, regulation, judgment, order, writ, injunction, determination, award or other legislative or administrative measure or judicial or arbitral decision in any jurisdiction which has the force of law or the compliance with which is in accordance with general practice in such jurisdiction;

(i) any reference to a provision of law, statute, rule or regulation is a reference to that provision as from time to time amended or re-enacted;

(j) the terms "include" and "including" shall be deemed to be followed by the words "without limitation" where not so followed;

(k) "the knowledge of the Mortgagor", "to the Mortgagor's knowledge", or "to the best of the Mortgagor's knowledge" or similar expressions related to the knowledge of the Mortgagor shall always include the best knowledge of such party after due and careful inquiry and investigation; and all exhibits, supplements and amendments hereto shall form an integral part of this Agreement.

ARTICLE II - SECURED OBLIGATIONS

Section 2.01. Secured Obligations

(a)This Agreement is for the benefit of the Mortgagee, to secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) by the Mortgagor and the Debtors of:

(i)the maximum principal amount under the Loan Agreement of thirty two million Dollars ($32,000,000) plus interest thereon as well as all present and future obligations and liabilities (whether actual or contingent, whether owed jointly or severally or in any other capacity whatsoever) of the Borrower under or in connection with the Loan Agreement, including the payment of fees, charges, taxes, duties or other imposts, damages, losses, costs and expenses (including legal fees and court costs) including, for the avoidance of doubt, any expenses related enforcing the provisions of the Loan Agreement, any payments made under the Loan Agreement which are thereafter avoided or required to be restored in an insolvency, liquidation or otherwise, and any obligation to indemnify the Mortgagee;

(ii)
all present and future obligations and liabilities (whether actual or contingent, whether owed jointly or severally or in any other capacity whatsoever) of the Mortgagor and the Debtors under any other Financing Agreement, including the payment of fees, charges, taxes, duties or other imposts, damages, losses, costs and expenses (including legal fees and court costs) including, for the avoidance of doubt, any expenses related to enforcing the provisions of this Agreement or any other Financing Agreement, all amounts recoverable under a mortgage in accordance with Applicable Law, any payments made under any other Financing Agreements which are thereafter avoided or required to be restored in an insolvency, liquidation or otherwise, and any obligation to indemnify the Mortgagee up to the maximum aggregate amount of forty million Dollars (USD 40,000,000); and

(iii)	to the extent permitted by Applicable Law, any and all sums advanced by the Mortgagee in order to preserve the Mortgaged Property or preserve its mortgage in the Mortgaged Property; and

(iv)	to the extent permitted by Applicable Law, in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Mortgagor and the Debtors after the occurrence of a Default, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realising on the Mortgaged Property, or of any exercise by the Mortgagee of its rights hereunder, together with attorneys' fees and court costs, all such sums, obligations and liabilities, collectively, the "Secured Obligations".

(b) The Mortgagor and the Debtors acknowledge that all payments due under the Financing Agreements, shall be made by the Debtors to the Mortgagee in accordance with the provisions of the Financing Agreements, as applicable, and the Mortgagor and the Debtors hereby confirm that they have each received a copy of the relevant Financing Documents and that they are fully aware of the terms thereof.

(c) For the avoidance of doubt, (i) the nature, the amount and the terms and conditions of the Secured Obligations are set forth in the Loan Agreement and the other Financing Agreements; (ii) the Mortgage created hereunder shall remain in effect for the duration of the Security Period notwithstanding any failure by the Mortgagor to satisfy its payment obligations in accordance with the payment schedules set forth in the Loan Agreement.

Section 2.02. Term of Secured Obligations

(a) The Secured Obligations shall continue in full force until all obligations of the Mortgagor have terminated in accordance with the terms of the Loan Agreement or, if later, until the date all moneys payable under the Loan Agreement has been fully paid in accordance with the provisions thereof.

(b) Without prejudice to Section 2.02(a) or any rights of the Mortgagee under the Loan Agreement or any other Financing Agreement, the Mortgagor shall repay the Loan in ten (10) equal (or as nearly as equal as possible) semi-annual installments on each of 20 May or 20 November (provided, however, if such date falls on a day which is not a

Business Day, the payment date shall be changed to the next succeeding Business Day). The first repayment of the Loan shall be made on 20 November immediately following 28 June 2010 and the final repayment of the Secured Obligations is scheduled for 20 May 2015 (the "Scheduled Repayment Date") as these terms may be amended, restated, supplemented or novated from time to time pursuant to the terms and conditions in the Loan Agreement.

(c) Notwithstanding the foregoing, all obligations of the Mortgagor hereunder shall continue until the later of (i) the Scheduled Repayment Date; or (ii) the expiration of the Security Period, as confirmed by written notice from the Mortgagee to the Mortgagor.

ARTICLE III - ESTABLISHMENT OF THE MORTGAGE;
MORTGAGED PROPERTY

Section 3.01. Establishment Of Mortgage

(a) As security for the prompt and complete payment and performance when due of the Secured Obligations in accordance with the terms of the Loan Agreement and other Financing Agreements (including this Agreement), the Mortgagor hereby unconditionally and irrevocably establishes and provides to the Mortgagee a mortgage (the "Mortgage") over the Mortgaged Property.

(b) The Mortgagor and Mortgagee hereby acknowledge that upon the registration of the Mortgage with the relevant authorized registration authority of the Republic of Kazakhstan (the "Registration Authority"), the Mortgage shall become a first ranking mortgage over the Mortgaged Property and shall give first ranking priority to the claims of the Mortgagee over the claims of any other person or entity in respect of the Mortgaged Property, other than claims which are preferred by operation of law over the claim of the Mortgagee. For the avoidance of doubt, the priority ranking contemplated by this Section 3.01 shall also apply to the Amendment Agreement (as it is defined below), any other amendment agreement entered into pursuant to Section 14.02 (Entire Agreement; Amendment and Waiver) and to the Additional Mortgage Agreement.

Section 3.02. Mortgaged Property

(a) In this Agreement the term "Mortgaged Property" means any and all of the following immovable property, assets and property rights of the Mortgagor which are now owned or at any time hereafter may be acquired by the Mortgagor or in which the Mortgagor now has or at any time in the future may acquire a right, ownership, title or interest (including without limitation any right to lease or use) all plots of land, including but not limited to those, listed and described in Schedule 1 (Land) hereto (the "Land").

(b) The Mortgagor hereby undertakes that upon acquisition of any new land and/or buildings, structures, facilities and/or any other immovable property (including any fixtures, parts, appurtenances and improvements thereto) ("Additional Property"), it will promptly (i) inform the Mortgagee of such acquisition; (ii) enter into either an amendment agreement with the Mortgagee in such form as agreed by the Mortgagee (the "Amendment Agreement") to include the details of such Additional Property in the list of the Mortgaged Property and/or change the Mortgaged Property Aggregate Value (if required) and/or make any other required amendments to this Agreement and/or enter into a separate mortgage agreement in such form as agreed by the Mortgagee (the "Additional Mortgage Agreement") if the Additional Property or any part thereof must be or should be mortgaged under an Additional Mortgage Agreement; and (iii) ensure registration of the mortgage over such Additional Property as required by Applicable Law and as provided herein, including Section 8.07 (Consents; Registration).

Section 3.03. Mortgaged Property Aggregate Value

As of the date hereof, the aggregate value of the Mortgaged Property is the Tenge equivalent of eight million seven hundred and four thousand three hundred and twenty five Dollars (USD 8,704,325). Such aggregate value of the Mortgaged Property shall not be determinative of the starting price or as the actual price to be paid upon the sale of the Mortgaged Property through an auction. In the event of any sale of the Mortgaged Property, the Proceeds received by the Mortgagee may exceed or be less than the specified aggregate value depending on the condition of the Mortgaged Property at the moment of its sale and the price proposed by purchasers wishing to purchase the

Mortgaged Property on an arms-length basis.

Section 3.04. Delivery of Documents

Without prejudice to the Mortgagor's obligation to deliver any documents to the Mortgagee pursuant to Sections 8.07 (Consents; Registration), the Mortgagor shall deliver, or cause to be delivered as the case may be, to the Mortgagee (in form and substance satisfactory to the Mortgagee):

(a) on the date hereof, a notarized copy of the resolution of the General Meeting of the participants of the Mortgagor approving the Mortgage on the terms and conditions set forth herein, including a right of the Mortgagee to foreclose on the Mortgaged Property under a non-judicial procedure;

(b) no later than thirty (30) calendar days after the date when any Additional Property required to be mortgaged under the terms of this Agreement is purchased, a notarized copy of the resolution of the General Meeting of the participants of the Mortgagor approving the Mortgage over any Additional Property on the terms and conditions set forth herein (including a right of the Mortgagee to foreclose on the Mortgaged Property under a non-judicial procedure);

(c) immediately upon receipt, a notarized copy of any document or instrument evidencing any right or entitlement of the Mortgagor to any of the Mortgaged Property existing as of the date hereof or subsequently acquired, and any notice or any other communication issued by any party to the Mortgagor in respect of the Mortgaged Property;

(d) within two (2) Business Days of demand at any time and immediately upon a Default, all original title documents related to the Mortgaged Property.

ARTICLE IV - POSSESSION AND CONTROL; RIGHT OF INSPECTION

Section 4.01. Possession and Control

The Mortgagor shall retain possession of the Mortgaged Property during the term of this Agreement and shall have the right of possession, use and control of the Mortgaged Property in the ordinary course of its business and in accordance with the terms of this Agreement. The Mortgagor may dispose of any of the Mortgaged Property only with the prior written consent of the Mortgagee. If the Mortgagee gives its consent to the disposal of any of the Mortgaged Property by the Mortgagor, the Mortgagee shall release such Mortgaged Property from the Mortgage and sign and issue all documents as required by the Mortgagor to effect such release. Any costs and expenses of the Mortgagee in connection with such release shall be paid for by the Mortgagor.

Section 4.02. Inspection by Mortgagee

(a)Upon the request of the Mortgagee and reasonable prior notice (except if a Default has occurred, in which case no notice shall be required to be given) the Mortgagor shall permit representatives of the Mortgagee, or ensure that the representatives of the Mortgagee are permitted, during normal office hours, to:

(i) visit any of the facilities and premises of the Mortgagor or the place where any business of the Mortgagor relating to the Mortgaged Property is conducted;

(ii) have access to the Mortgagor's books of account and records; and

(iii) have access, subject to prior consultation with the Mortgagor, to those employees and agents of the Mortgagor who have or may have knowledge of the Mortgaged Property or other matters with respect to which the Mortgagee seeks information,

(b)In exercising its rights under this Section 4.02, the Mortgagee shall use all reasonable endeavours to minimise any disruption to the business and operations of the Mortgagor and shall comply with the Mortgagor's standard health and safety procedures.

Section 4.03. Mortgagor to Assist

The Mortgagor agrees to give to the Mortgagee at the Mortgagor's own cost and expense such clerical and other assistance as may be reasonably requested in connection with the rights of the Mortgagee under this Article IV.

ARTICLE V - IRREVOCABLE OBLIGATIONS

Section 5.01. Irrevocable Obligations

The obligations of the Mortgagor under this Agreement are continuing, irrevocable and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation (i) any renewal, extension, amendment, restatement, novation or modification of, or addition or supplement to, or deletion from, the Loan Agreement or any other Financing Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof, (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument or agreement or this Agreement or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Agreement, the Loan Agreement or any other Financing Agreement, (iii) any furnishing of any Additional Property or additional security to the Mortgagee or any acceptance thereof, (iv) any sale, exchange, release, surrender or realisation of or upon any security by the Mortgagee, or (v) to the extent permitted by Applicable Law, any invalidity, irregularity or unenforceability of all or part of any of the Secured Obligations or of any other security therefor.

Section 5.02. No Limitation On Mortgagee's Rights And Remedies

This Agreement shall not be construed as limiting or in any way precluding the exercise by the Mortgagee of any or all of its rights for the full and timely payment of such amounts under the Loan Agreement or any of the other Financing Agreements or any other rights as set forth in Applicable Law.

Section 5.03. Security For All Obligations

The Parties expressly agree that in the case of any invalidity or unenforceability of all or part of the Loan Agreement, this Agreement and any of the Secured Obligations, this Agreement will be deemed to have been entered into for the purpose of securing all repayment obligations of the Mortgagor and the Debtors, respectively, to the Mortgagee of all amounts due under such invalid or unenforceable documents or obligations.

ARTICLE VI - MORTGAGOR REPRESENTATIONS AND WARRANTIES

The Mortgagor hereby represents and warrants to the Mortgagee that as at the date of this Agreement:

Section 6.01. First Ranking Mortgage

The signing of this Agreement and its registration with the Registration Authority will establish in favour of the Mortgagee a first ranking mortgage over the Mortgaged Property. For the avoidance of doubt, the priority ranking contemplated by this Section 6.01 shall also apply to the Amendment Agreement, any other amendment agreement entered into pursuant to Section 14.02 (Entire Agreement; Amendment and Waiver) and any Additional Mortgage Agreement.

Section 6.02. Due Registration; Power And Authority

The Mortgagor is a limited liability partnership established and registered in accordance with Applicable Law. The Mortgagor has the corporate power, authority and right to execute and deliver, to perform its obligations under, and to grant the Mortgage on the Mortgaged Property pursuant to, this Agreement, and has taken all necessary corporate action to authorise the execution, delivery and performance of, and grant of, the Mortgage. This Agreement has been duly executed by the duly authorised representatives of the Mortgagor, and, subject to the reservations and qualifications set out in the legal opinions of the legal counsels to the Mortgagee, as provided under Article IV (Conditions Precedent) of the Loan Agreement, constitutes the valid and legally binding obligation of the Mortgagor enforceable in accordance with its terms and Applicable Law.

Section 6.03. Rights In The Mortgaged Property; No Other Mortgages

The Mortgagor is the sole owner of the Mortgaged Property and owns the Mortgaged Property free and clear of any and all encumbrances, including without limitation, Liens, easements, declarations of trust in favour of any third party over the Mortgaged Property, rights of purchase, rights of first refusals and claims, and is not subject to any dispute or litigation with, or claim by, any third party with respect to the Mortgaged Property whether actual, or to the knowledge of the Mortgagor threatened or contingent, except for the Mortgage granted hereby and easements established with respect to certain land plots by the state authorities of the Republic of Kazakhstan. No other agreement or other public notice, filing or registration with respect to all or any part of the Mortgaged Property is on file or on record in any public office legally required to maintain such agreements, notices, filings or registrations in any territory in which all or any part of the Mortgaged Property is situated.

Section 6.04. Consents

Other than the acts described in Sections 6.01 (First Ranking Mortgage) and 6.02 (Due Registration; Power And Authority) no consent or authorisation or filing with or other act by or in respect of any governmental authority or agency of the Republic of Kazakhstan is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

Section 6.05. No Violations

The execution and performance of this Agreement by the Mortgagor (i) will not violate any provision of any applicable and relevant law or regulation or of any legally binding order, judgment, writ, award or decree of any court, arbitrator or governmental authority (provided that in the case of any such order, judgment, writ, award or decree, it is publicly available or the Mortgagor is aware or should be aware of it), domestic or foreign, or of the Charter, or of any securities issued by the Mortgagor, or of any indenture, lease or other agreement, instrument or undertaking to which the Mortgagor is a party or which purports to be binding upon the Mortgagor or upon any of its property, assets or rights, and (ii) will not result in the creation or imposition of any right or encumbrance on any of the property, assets or rights of the Mortgagor except as contemplated by this Agreement.

Section 6.06. No Litigation

No litigation, investigation or proceeding of or before any arbitrator or governmental authority or agency is pending or, to the knowledge of the Mortgagor, threatened by or against the Mortgagor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby which would have a material adverse effect upon any of the Mortgaged Property or the granting of the Mortgage.

Section 6.07. No material adverse effect

There is no other event which, in relation to the Mortgaged Property, or the Mortgage would or is likely to (i) have a material adverse effect on the ability of the Mortgagor to perform its obligations hereunder or (ii) materially and adversely affect the status and ranking of the Mortgagee as secured creditor hereunder, in each case, as reasonably determined by the Mortgagee.

Section 6.08. Repeated Representations and Warranties

The representations and warranties contained in this Article VI shall be deemed to be automatically repeated by the Mortgagor on the date of submission of the Mortgagor's applications for Disbursement, on every other date on which each Disbursement is made under the Loan Agreement, and on every date when an amendment agreement is entered into, by reference to the facts and circumstances then existing.

ARTICLE VII - DEBTORS' REPRESENTATIONS AND WARRANTIES

Each of the Debtors (as applicable) hereby represents and warrants to the Mortgagee that as at the date of this Agreement:

(a) The Shareholder is a limited liability company established and registered in accordance with laws of British Virgin Islands.

(b) The Sponsor is a corporation organized and existing under the Laws of the State of Nevada, United States of America.

(c) It has the corporate power, authority and right to execute and deliver this Agreement and has taken all the necessary corporate action to authorise the execution, delivery and performance of this Agreement.

(d) This Agreement has been duly executed by its duly authorised representative;

(e) The execution and performance of this Agreement (i) will not violate any provision of any Applicable Law, domestic or foreign, or its charter, or any securities issued by it, or any indenture, lease or other agreement, instrument or undertaking to which it is party or which purports to be binding upon it or upon any of its property, assets or rights, and (ii) will not result in the creation or imposition of any right or encumbrance on any of its property, assets or rights except as contemplated by this Agreement.

ARTICLE VIII - COVENANTS

The Mortgagor hereby covenants and agrees that from and after the date of this Agreement until the Secured Obligations are paid in full, the Mortgagor shall be obliged to do all of the following:

Section 8.01. Compliance With Law

The Mortgagor shall comply with all Applicable Law relating to the Mortgaged Property or any part thereof or to the operation of the Mortgagor's business. Section 8.02. Maintenance of Mortgaged Property

The Mortgagor shall make all repairs and alterations to the Mortgaged Property which may be required by any relevant and Applicable Law, ordinances or regulations of any public authorities having jurisdiction and, save for purposes of carrying out the Project, the Mortgagor shall make all repairs and alterations to the Mortgaged Property as may be necessary to maintain the same in good repair and condition.

Section 8.03. Additions, Modifications and Improvements

The Mortgagor has the right to make additions to the Mortgaged Property and to modify and improve the Mortgaged Property, subject to compliance with the following conditions:

(a) Not At Mortgagee's Expense. The cost of making additions and the additions themselves and the cost of making modifications and the modifications themselves will not be at the expense of the Mortgagee;

(b) No Liability For Changes Or Damage. The cost of installing, assembling and connecting, and of rectifying possible damage caused in the process of the disassembling and removal of, such additions and modifications will not be at the expense of the Mortgagee;

(c) No Irrevocable Damage Or Harm To Marketability. Such additions and modifications shall not inflict irreparable damage to the operability of the relevant Mortgaged Property for the purposes for which it was intended and such Mortgaged Property, after disassembly of such additions and modifications, will be as easy to sell as it would have been before the installation and assembly of such additions and modifications and its monetary value will remain equal to that which existed immediately before their installation and assembly, on condition, however, that the making of such additions and modifications as are practically necessary, will not be considered a violation of the covenants in this paragraph if the Mortgagor has undertaken timely actions necessary and sufficient to restore the fitness of such Mortgaged Property and the value and sale value thereof;

(d) Not Diminish Safety. Such additions, modifications and improvements shall not, when completed, render the use or occupation of the Mortgaged Property less safe than the use or occupation of it was before any such additions, modifications or improvements were made; and

Mortgagor Co-Operation. To the extent possible, the Mortgagor shall ensure, taking all necessary and sufficient measures, that the relevant Mortgaged Property in modified form (including all additions made thereto) has remained the subject of the Mortgage for the benefit of the Mortgagee under this Agreement.

Section 8.04. Information

The Mortgagor shall furnish promptly to the Mortgagee such information pertaining to the Mortgaged Property and such additional information as the Mortgagee may from time to time reasonably request, consistent with the information and access rights granted to the Mortgagee by the Mortgagor in Section 5.14 (Furnishing of Information) of the Loan Agreement. Upon reasonable notice from the Mortgagee, the Mortgagor shall permit representatives of the Mortgagee (including, without limitation, any consultants engaged by the Mortgagee) to have access to all the books, correspondence and records of the Mortgagor pertaining to the Mortgaged Property, and the representatives of the Mortgagee may examine the same and make photocopies thereof.

Section 8.05. Payment Obligations

The Mortgagor shall pay promptly when due all taxes, duties, assessments, rent payments and governmental charges or levies imposed upon the Mortgaged Property or in respect of its income or profits therefrom, as well as all claims of any kind against or with respect to the Mortgaged Property, except that a failure to pay such a charge will not constitute a breach hereof if (i) the validity thereof is being contested in good faith by appropriate proceedings, and (ii) such proceedings do not involve any risk of the sale, forfeiture or loss of any of the Mortgaged Property or any interest therein. The Mortgagor shall pay, or procure the payment of, for the duration of the Security Period, all present and future registration fees, stamp duties and other imposts or transaction taxes in relation to the creation, maintenance and perfection of the security interest in the Mortgaged Property and the Additional Property and execution and performance of this Agreement, the Amendment Agreement and the Additional Mortgage Agreement and shall keep the Mortgagee indemnified against any failure or delay in making such payments.

Section 8.06. Limitations

(a) During the term of this Agreement, except as permitted by the Loan Agreement and Article IV (Possession and Control; Right of Inspection), the Mortgagor shall not take any action that would diminish the value of the Mortgaged Property. The Mortgagor may carry out such works on the Mortgaged Property as are, in the sole discretion of the Mortgagor, necessary or desirable for the conduct of the business of the Mortgagor, provided, however, that no such works which may reasonably be likely to decrease the value of any of the Mortgaged Property shall be carried out.

(b) Save as provided under Section 8.06(e), the Mortgagor shall not (i) sell, transfer, lease, part with possession of, transfer in use or trust or otherwise dispose of any part or all of the Mortgaged Property or any interest therein, (ii) create or attempt to create or permit to subsist any mortgage, pledge, hypothecation, other Lien, any encumbrance, trust management or any other trust arrangement, contractual arrangement having the effect of security, conditional sale or other title retention agreement or other security interest whatsoever, howsoever created or arising or permit any other proprietary right or interest to arise on or affect the Mortgaged Property or any part thereof or any interest therein; or (iii) attempt, offer or agree to do any of (i) or (ii), except with the prior written consent of the Mortgagee obtained in accordance with Section 8.14 (Negative Covenants on Mortgage or Alienation) of this Agreement.

(c) Except for the mortgage granted hereby, the Mortgagor shall not create, incur or permit to exist, and shall take all commercially reasonable actions to defend the Mortgaged Property against, and will take such other commercially reasonable action as is necessary to remove, any encumbrance or Lien with respect to the Mortgaged Property.

The Mortgagor shall not initiate liquidation or reorganisation proceedings without the prior written consent of the Mortgagee.

(d) The Mortgagor further covenants and agrees that it will (i) procure that this Agreement continues to be a first ranking mortgage of the Mortgaged Property in favour of the Mortgagee, subject only to the applicable provisions as to priority of creditors under the laws of Kazakhstan, (ii) take all commercially reasonable actions to defend Mortgagee's right, title and interest to the first ranking mortgage of the Mortgaged Property against the claims and demands of all third parties, including any Authority and (iii) procure that the Mortgaged Property is not and will not be jeopardised, nor decreased in value, in any material respect. The Mortgagor shall duly discharge all liabilities and duly and promptly pay all calls, installments or other payments which may be made or become due in respect of any of the Mortgaged Property as and when the same from time to time become due and payable.

(e) The Mortgagor shall have the right to enter into lease agreements with customers for warehouse space, office space and vacant outside storage areas without the express written consent of the Mortgagee to the extent that such lease agreements are entered into in the ordinary course of business of the Mortgagor and have a total annual value not in excess of five per cent. (5%) of the then-current forecasted revenues for the Project during any Financial Year. Any other lease agreements require the prior written consent of the Mortgagee.

Section 8.07. Consents; Registration

(a)The Mortgagor shall at its own cost and account within thirty (30)

Business Days of the execution of this Agreement, register the Mortgage with the Registration Authority or elsewhere if required by Applicable Law and such registration shall in any event occur before first Disbursement. The Mortgagor shall ensure that such registration of the Mortgage is a first in time priority in any and all registers or records of the Registration Authority, to secure the first ranking of the Mortgage as contemplated in Section 6.01 (First Ranking Mortgage). The Mortgagor shall within ten (10) days after the registration of the Mortgage with the Registration Authority deliver to the Mortgagee and permit the Mortgagee during the Security Period to retain, at the expense and risk of the Mortgagor, at any office of the Mortgagee or with any correspondents or other agents of the Mortgagee, whether in the United Kingdom, Kazakhstan, or elsewhere, the originals of all related certificates, documents and filings, including this Agreement bearing the registration mark and certificate of registration of an immovable property mortgage, confirming such registration.

(b) The Mortgagor shall at its own cost and account within thirty (30) Business Days of the acquisition of any Additional Property, register either the Amendment Agreement and/or the Additional Mortgage Agreement with the Registration Authority in accordance with the laws of Kazakhstan. The Mortgagor shall within ten (10) days after such registration with the Registration Authority deliver to the Mortgagee and permit the Mortgagee during the Security Period to retain, at the expense and risk of the Mortgagor, at any office of the Mortgagee or with any correspondents or other agents of the Mortgagee, whether in the United Kingdom, Kazakhstan, or elsewhere, the originals of all related certificates, documents and filings, including such Amendment Agreement and/or Additional Mortgage Agreement bearing the registration mark and the certificate of the registration of such Amendment Agreement and/or the Additional Mortgage Agreement, confirming such registration.

(c) The Mortgagor shall do, authorise and permit to be done each and every other act or thing and agrees to execute any additional documents or instruments which may be deemed necessary by the Mortgagee to (i) register the Mortgage or any modification, amendment or supplement thereto or any other agreement or document that may be requested by the Mortgagee in order to implement this Agreement and the transactions as set out herein, to protect or preserve the rights, title and interests of the Mortgagee with respect to the Mortgaged Property and for the purpose of enforcing the Mortgagee's rights under or in connection with this Agreement; and (ii) obtain all the consents and authorisations which, in the opinion of the Mortgagee, are necessary or desirable to comply with Applicable Law with respect to the Mortgage.

(d) The Mortgagor undertakes to maintain the Mortgage in perfected form at all times during the Security Period.

Section 8.08. Governmental Expropriation

In the event the Mortgaged Property is taken by, or pursuant to, any Authority or through the exercise of a purported right of an Authority to pre-empt the purchase of, requisition, expropriate, take or nationalise the Mortgaged Property, or is taken through any governmental action or inaction which affects the use or value of the Mortgaged Property, the Mortgagor and the Mortgagee shall join and co-operate at the Mortgagor's cost, in prosecuting their respective claims, including claims for damages. All damages and/or Proceeds awarded as compensation for the government requisition, expropriation, taking or nationalization of any part of the Mortgaged Property shall be paid to the Mortgagee and retained by the Mortgagee as part of the Mortgaged Property, if such amounts for any reason whatsoever are in fact received by the Mortgagor, the Mortgagor shall immediately pay them to the Mortgagee or the Mortgagor shall immediately provide other security, acceptable by the Mortgagee.

Section 8.09. General Notices

The Mortgagor shall advise the Mortgagee promptly and in detail of any event which has, or could be expected to have, a material adverse effect on the Mortgaged Property, on the Mortgage or on any of the Mortgagee's rights under this Agreement, including without limitation (i) any Lien asserted against any part of the Mortgaged Property, (ii) any material loss or theft or any material damage or destruction of any material part of the Mortgaged Property or relating to any material part of the Mortgaged Property, (iii) any proposals concerning the obligatory acquisition by anyone of all or any part of the Mortgaged Property or proposals concerning the obligatory transfer to anyone of the right of ownership to all or any part of the Mortgaged Property, (iv) any court proceeding (or any other proceeding or bringing of suits or claims or notices which might lead to a court proceeding) with respect to all or any part or parts of the Mortgaged Property, and (v) the occurrence of any other event which could be expected to have a material adverse effect on the aggregate value of the Mortgaged Property or on the Mortgage. The Mortgagor shall in each of the above cases immediately upon becoming aware of any of the above at the Mortgagor's sole expense, take such measures and undertake such actions with respect to the aforesaid Lien, loss, theft, damage, destruction, proposals, applications, court proceedings, other proceedings, suits, claims, events and the like which may be required to protect the interests of the Mortgagor and the Mortgagee with regard thereto.

Section 8.10. Further Assurances

The Mortgagor shall execute all such other documents and instruments and do all such other acts and things as the Mortgagee may determine are necessary or desirable for the purposes of ensuring the validity, legality and first ranking of the Mortgage or to enable the Mortgagee to exercise any of the rights and powers granted under this Agreement. In addition, the Mortgagor agrees at any time and from time to time upon the reasonable request of the Mortgagee and at the sole expense of the Mortgagor, to promptly and duly sign a replacement mortgage agreement which the Mortgagee may prepare containing a description of the Mortgaged Property in such detail as may be required by the Mortgagee.

Section 8.11. Powers Of Attorney

For the purposes of securing the rights of the Mortgagee to the Mortgaged Property and the performance of obligations and duties of the Mortgagor to the Mortgagee under this Agreement and the Loan Agreement and any other Financing Agreement, the Mortgagor shall be obliged within 3 (three) Business Days of execution of this Agreement, and thereafter upon the first demand of the Mortgagee, to appoint by a power of attorney the Mortgagee or any person designated by the Mortgagee, to be the representative or representatives of the Mortgagor. The Mortgagee or such representative shall possess the full right to appoint deputies and the right to delegate further any powers, with respect to all or part of the Mortgaged Property. The Mortgagor is obliged to renew such power of attorney or powers of attorney when this is necessary in order to ensure the continuing validity of the powers of attorney within the Security Period. The Mortgagee or the representative shall be further entitled on behalf and in the name of the Mortgagor or otherwise to sign legally binding documents or to perform actions having legally binding consequences which the Mortgagee (or its deputy or other empowered persons) consider, in their opinion, to be appropriate in connection with the exercise of any rights of the Mortgagee pursuant to any of this Agreement, the Loan Agreement or any other Financing Agreement or which the Mortgagor is obliged to create for the benefit of the Mortgagee in accordance with this Agreement and the Loan Agreement or other Financing Agreement. The powers of attorney shall be issued both in the Russian and English language and each shall bear the Mortgagor's corporate seal and each shall be notarized and apostilled and, in any event, shall be in such form as set out in Schedule 2 (Form of Power of Attorney) and as agreed by the Mortgagee. The Mortgagee, its representative or representatives and / or such person designated by the Mortgagee, may only use the power of attorney to the extent that the Mortgagor has not taken any action requested by the Mortgagee pursuant to Sections 8.07 (Consents; Registration) and 8.10 (Further Assurances), unless a Default has occurred, in which case such power of attorney may be exercised in the sole discretion of the Mortgagee, its representative or representatives and / or such person designated by the Mortgagee.

Section 8.12. Insurance

The Mortgagor shall arrange for or assign in favour of the Mortgagee the insurance on the Mortgaged Property in accordance with the requirements of the Loan Agreement.

Section 8.13. Defence of Mortgage

Save to the extent allowed under Section 8.06 (Limitations), the Mortgagor shall, at its sole cost and expense, defend the Mortgaged Property and the Mortgage created hereunder in favour of the Mortgagee against all claims, demands, attachments or any legal or administrative proceedings made, commenced or threatened by any person at any time claiming the same or any interest therein, and promptly notify the Mortgagee of any such claims or demands.

Section 8.14. Negative Covenants on Mortgage or Alienation

(a) During the term of this Agreement, the Mortgagor shall not take any action that would diminish the value of the Mortgaged Property by, without limitation,

generating, using, treating, recycling, or transporting to or from, or releasing, depositing or disposing of, on the Mortgaged Property, any hazardous or polluting substances or materials. So long as no Default has occurred and is continuing, the Mortgagor may carry out such demolition and construction works on the Mortgaged Property as is necessary or desirable for the conduct of the business of the Mortgagor, provided, however, that no such demolition or construction works shall have a material adverse effect on the aggregate value of the Mortgaged Property.

(b) The Mortgagor shall not sell, transfer, lease, mortgage, pledge or otherwise dispose of any of the Mortgaged Property, or attempt, offer or agree to do so, except as permitted by the Loan Agreement. Except for the Mortgage, the Mortgagor shall not create, incur or permit to exist, and shall take all commercially reasonable actions to defend the Mortgaged Property against, and will take such other commercially reasonable action as is necessary to remove, any Lien with respect to the Mortgaged Property, save to the extent any such Lien is permitted to continue in accordance with the Loan Agreement or any other Financing Agreement. The Mortgagor shall not initiate liquidation or reorganisation proceedings without the prior written consent of the Mortgagee. The Mortgagor further covenants and agrees that it will take all commercially reasonable actions to defend the Mortgagee's right, title and interest to the first ranking Mortgage against the claims and demands of all third parties, including any governmental authority.

ARTICLE IX - DEFAULT; REMEDIES

Section 9.01. Mortgagee's Right To Cure

If a Default occurs and is continuing, then the Mortgagee shall have the right (but in no event is it obliged to take, nor does it bear responsibility for taking, the measures enumerated in this Article IX and without prejudice to any rights of the Mortgagee whatsoever) in the name of the Mortgagor or otherwise to take such measures which the Mortgagee in its discretion considers appropriate to cure or rectify such Default. The

Mortgagor and the Mortgagee agree that the Mortgagee will be entitled to seek satisfaction of the Secured Obligations and any remedy available under Applicable Law including, without limitation, (i) taking such steps as the Mortgagee considers appropriate for the improvement of the financial situation of the Mortgagor, and (ii) limiting the right of the Mortgagor to dispose of any of the Mortgaged Property. The Mortgagor shall be obliged to assist the Mortgagee in implementation of any such steps including issuing all the appropriate, required or desirable authorisations, consents or powers of attorney.

Section 9.02. No Exhaustion Of Remedies Required

To the extent permitted by Applicable Law, the Mortgagee may enforce or request enforcement of any provision of this Agreement and the rights granted hereunder without having first to exhaust any other remedy or to enforce any other mortgage or pledge that the Mortgagee may otherwise have against the Mortgagor or any other property or assets of the Mortgagor. For the purposes hereof, and to the extent permitted by Applicable Law, the Mortgagor expressly waives any notice (except as required under the Loan Agreement) and any requirement of presentment, demand or protest of any kind.

Section 9.03. Notice Of Default And Remedies

If the Mortgagee has sent to the Mortgagor a notice stating that a Default has occurred and if the Mortgagee in its sole judgement considers that the steps so far taken by the Mortgagee under Sections 9.01 (Mortgagee's Right to Cure) or 9.02 (No Exhaustion Of Remedies Required) of this Agreement have not produced appropriate results, then the Mortgagor shall upon demand of the Mortgagee appoint, by way of a power of attorney in the form as set out in Schedule 2 (Form of Power of Attorney), the Mortgagee, the Mortgagee's representative or representatives and/or such person designated by the Mortgagee, as its representative and issue the relevant power of attorney in accordance with Section 8.11 (Powers of Attorney). On the basis of such power of attorney, the Mortgagor, the Mortgagee's representative or representatives and / or such person designated by the Mortgagee, shall have the right on condition of compliance with Applicable Law and without any need to seek or obtain any further consents or authorisations from the Mortgagor or anyone else, in connection with the sale, exchange or other disposition of all or any part of the Mortgaged Property or in preparation for such sale, exchange or other disposition:

(a) Possession: to enter into actual possession of the Mortgaged Property, to have unlimited access to the Mortgaged Property or any part thereof and to take possession thereof, including any revenues received;

(b) Sale: to sell the Mortgaged Property, to change decisions previously taken with respect to the Mortgaged Property or any of the rights of the Mortgagee thereto, or otherwise to dispose of and alienate the Mortgaged Property or any of the rights of the Mortgagee thereto (including by way of foreclosure), all on such conditions (including deferred payments or payment by installments) as the Mortgagee considers proper, and also approve the actions enumerated in this paragraph;

(c) Protection: to insure and to take measures with regard to the protection and preservation of, to repair, make changes, improve, replace, operate, separate parts representing movable property from parts which are immovable, supplement and perform or approve other similar actions with regard to all of the Mortgaged Property or any part thereof;

(d) Improve Mortgaged Property: for such payment and on such conditions as the Mortgagee considers acceptable, acquire in ownership or lease, hire or acquire the right or rights to any enterprise, equipment, transport or other means of conveyance, materials or other property, assets or rights which, in the opinion of the Mortgagee, are necessary or desirable in order to improve the state, or for the realisation of more advantageous conditions, of all or any part or parts of the Mortgaged Property;

(e) Proceedings: to bring or defend demands in court, submit to arbitration, conduct negotiations and settle by agreement of the parties and terminate, withdraw and settle any suits, claims, disputes and examinations relative to all or to any part of the Mortgaged Property;

(f) Other Securing Interests: to terminate, release from or come to an agreement relative to, any other security interest of the Mortgagor which might have priority or identical force in relation to the Mortgage;

(g) Insurance: to conclude insurance agreements and to receive guarantees of the performance of obligations of the Mortgagor under the Guarantee;

(h) Authorisation To Take Action In Name Of Mortgagor: in connection with the exercise of any of their rights under this Section 9.03, to sign or conclude, or demand or empower someone to sign or conclude, in the name of the Mortgagor or otherwise, as the Mortgagee considers advisable, all documents, cheques, registrations or other actions which the Mortgagee considers appropriate;

(i) Take Action Affecting Ownership: to exercise any rights, powers and discretion with respect to all or part of the Mortgaged Property or which affect the right of ownership or other rights to all the Mortgaged Property or any part thereof; and

(j) General Authority: in general to conclude or demand the conclusion, or empower anyone to conclude, any transaction or undertaking similar to the foregoing, with respect to the Mortgaged Property which the Mortgagee considers appropriate as though the Mortgagee had the exclusive and full rights to the Mortgaged Property.

Section 9.04. Out-Of-Court Procedure; Sale

To the extent permitted by Applicable Law, the Mortgagee has the right to levy execution against the Mortgaged Property in a compulsory extra-judicial procedure by means of a public sale of the Mortgaged Property in accordance with Applicable Law or, at its option, to levy execution against the Mortgaged Property through a judicial procedure. Any trustee appointed by the Mortgagee for the purpose of carrying out a public sale or otherwise in connection with the remedies provided for herein shall be a major international firm of accountants with offices in both England and the Republic of Kazakhstan, but if no such major international firm of accountants is willing or able to act as a trustee as aforesaid, the Mortgagee shall have the right to appoint such other person to act as a trustee as they may select.

Section 9.05. Expenses Payable By Mortgagor

The expenses of the Mortgagee incurred by it on the exercise of any of their rights under this Article IX shall be payable to the Mortgagee by the Mortgagor forthwith upon demand therefor by the Mortgagee.

Section 9.06. No Liability For Exercise Of Right Or Remedy

The Mortgagee shall not bear responsibility for any loss, damage or harm which is the result of the exercise, or the intention to exercise, or the failure to exercise, or the impossibility to exercise, any of the respective rights and powers granted to it in this Agreement.

ARTICLE X - APPLICATION OF PROCEEDS

Section 10.01. Priority of Monies Application

To the fullest extent permitted by Applicable Law, all Proceeds from any sale or other disposition of the Mortgaged Property, together with all other monies received by the Mortgagee hereunder, shall be applied to make payment in the following order:

(a) first, to the payment of all costs and expenses incurred by the Mortgagee in connection with such sale or disposition, or any other enforcement action taken pursuant to Article IX (Default; Remedies) above, and/or the collection of any such monies (including, without limitation, legal fees and expenses) and/or the exercise by the Mortgagee of any other of its right and/or powers under this Agreement or in respect of the dissolution or liquidation of the Mortgagor; and

(b) second, the balance of such monies shall be applied to the payment of the Secured Obligations.

Section 10.02. Surplus To Mortgagor

Any surplus of cash proceeds remaining after the termination of the Loan Agreement and payment in full of the amounts described in Section 10.01 (Priority of Monies

Application) shall be paid over to the Mortgagor or to such other person or entity as is lawfully entitled thereto.

Section 10.03. Deficiency

The Parties hereby acknowledge that the value of the Mortgaged Property does not fully cover the amount of the Secured Obligations and in the event that the proceeds of any collection or realisation are insufficient to pay all amounts to which the Mortgagee is legally entitled in the currency or currencies provided for in the Loan Agreement (whether before or after payments are made pursuant to Section 10.01 (a) above), the Mortgagor shall remain liable for any deficiency, together with interest thereon, at the applicable rates set forth in the Loan Agreement.

ARTICLE XI - TERMINATION; RELEASE

Section 11.01. Termination

At the end of the Security Period, this Agreement and all rights and interests hereunder shall terminate, except as otherwise provided in Section 11.03 (Survival Of Indemnification).

Section 11.02. Instrument Confirming Termination

Upon termination of this Agreement, the Mortgagee, at the written request and sole expense of the Mortgagor, shall execute and deliver to the Mortgagor proper agreements, documents or instruments acknowledging the satisfaction, termination and release of this Agreement and the Mortgage created hereby, including such declaration or declarations as are necessary to enable the deletion of the registration of this Agreement from the registers of all authorities in Kazakhstan upon which it is registered. Any such satisfaction, termination and release shall be without recourse upon or warrant by the Mortgagee.

Section 11.03. Survival Of Indemnification

The indemnification provisions hereof and the obligations of the Mortgagee under Section 11.02 (Instrument Confirming Termination) shall survive the termination of this Agreement.

ARTICLE XII - INDEMNITY

Section 12.01. Indemnification Of Mortgagee And Others.

The Mortgagor agrees to indemnify, reimburse and hold the Mortgagee and its officers, directors, employees, representatives and agents (hereinafter in this Article XII referred to individually as an "Indemnitee" and collectively as "Indemnitees") harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements (including attorneys' fees and expenses) (for the purposes of this Article XII the foregoing are collectively referred to as "expenses") of whatsoever kind or nature which may be imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of the enforcement of this Agreement.

Section 12.02. Unenforceability; Maximum Permitted Satisfaction.

If and to the extent that the obligations of the Mortgagor under this Article XII are unenforceable for any reason, the Mortgagor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

Section 12.03. Reimbursements Unpaid Deemed Secured Obligations.

Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute, to the extent permitted by Applicable Law, obligations secured by the Mortgaged Property. The indemnity obligations of the Mortgagor contained in this Article XII shall continue in full force and effect notwithstanding the full payment of all loans made under the Loan Agreement and other amounts secured under this Agreement. For avoidance of doubt, the Parties hereby agree that the Mortgagor shall not be entitled to repudiate this obligation.

ARTICLE XIII - COSTS

All costs, taxes, including real estate taxes, charges and duties relating to the enforcement of this Agreement including, but not limited to, duties, expenses and fees (including legal fees) shall be borne by the Mortgagor provided that, if notwithstanding this provision, the Mortgagee has paid any such costs, taxes, charges or duties instead of the Mortgagor, the Mortgagor shall immediately upon request of the Mortgagee reimburse the Mortgagee for all such amounts paid.

ARTICLE XIV - MISCELLANEOUS

Section 14.01. Term of Agreement

This Agreement shall continue in full force until full and irrevocable discharge of the Secured Obligations pursuant to the terms of the Financing Agreements (but without prejudice to Article XI (Termination; Release)).

Section 14.02. Entire Agreement; Amendment and Waiver

This Agreement and each of the other Financing Agreements and any other documents referred to herein or therein constitute the entire obligations of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction. Any amendment to, or waiver by the Mortgagee of any of the terms or conditions of, or consent given by the Mortgagee under, this Agreement (including, without limitation, under this Section 14.02) shall be in writing, signed by the Mortgagee and, in the case of an amendment, by the Mortgagor.

Section 14.03. Mortgagor's Obligations

The Mortgagor agrees to be bound by the terms and provisions of this Agreement, to make no payments or distributions contrary to the terms and provisions hereof and to do every other act and thing necessary or appropriate to carry out such terms and provisions.

Section 14.04. Notices

Any notice, application or other communication to be given or made under this Agreement shall be in writing. Except as otherwise provided in this Agreement, such notice, application or other communication shall be deemed to have been duly given or made when it is delivered by hand, airmail or facsimile transmission to the party to which it is required or permitted to be given or made at such party's address specified below or at such other address as such party designates by notice to the party giving or making such notice, application or other communication:

To the Mortgagor:

Balykshy L.L.P.
3rd Floor
174B Furmanov Street Almaty
Republic of Kazakhstan
Attention:Paul A. Roberts, Director
Fax: +7 (327) 272 8450

To the Shareholder:

Caspian Real Estate Limited
3rd Floor
174B Furmanov Street
Almaty

Republic of Kazakhstan
Attention: Paul A. Roberts
Fax: +7 (327) 272 8450

To the Sponsor:

Caspian Services Inc.
29/6 Satpaev Avenue, 9th Floor Almaty
Republic of Kazakhstan
Attention:Laird Garrard, CEO & President
Fax: +7 (327) 250 84 79

To the Mortgagee:

European Bank for Reconstruction and Development
One Exchange Square
London EC2A 2JN
United Kingdom
Attention:Operation Administration Unit
Fax: +44 20 7338 6100

Section 14.05. English Language

All documents to be furnished or communications to be given or made by the Mortgagor under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by the Mortgagor, as the case may be, which translation shall be the governing version among the Mortgagor and the Mortgagee.

Section 14.06. Indemnities and Expenses

(a) The Mortgagor shall be liable to indemnify the Mortgagee on demand against any loss or expense sustained or incurred by the Mortgagee as a result of:

(i)	a failure by the Mortgagor to perform any of its obligations under this Agreement; or

(ii)	any representation or warranty made in this Agreement by the Mortgagor having been untrue, incorrect or misleading when made.

(b) The indemnities contained in this Section 14.06 shall survive the termination of this Agreement.

Section 14.07. Rights, Remedies and Waivers

(a) Any misrepresentations or breach of warranty by the Mortgagor shall be deemed a Default;

(b) The breach of rights and remedies of the Mortgagee in relation to any misrepresentations or breach of warranty on the part of the Mortgagor shall be deemed a Default;

(c) The rights and remedies of the Mortgagee shall not be prejudiced by any investigation by or on behalf of the Mortgagee into the affairs of the Mortgagor, by the execution or the performance of this Agreement or by any other act or thing which may be done by or on behalf of the Mortgagee in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

(d) No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Mortgagee upon any default under this Agreement or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No action of the Mortgagee in respect of any such default, or acquiescence by them therein, shall affect or impair any right, power or remedy of the Mortgagee in respect of any other default.

(e) The rights and remedies provided in this Agreement and the other Financing Agreements are cumulative and not exclusive of any other rights or remedies, whether provided by Applicable Law or otherwise.

(f) In addition to the Mortgagee 's right to out-of court sale of the Property upon a Default, the Mortgagee may proceed to protect and enforce its rights hereunder in any court or other tribunal, including the courts of the Republic of Kazakhstan, by any action or suit in equity or other appropriate proceedings, whether for damages, the specific performance of any term hereof or otherwise, or in aid of the exercise of any power granted hereby or by law. The Mortgagor hereby agrees to pay to the Mortgagee on demand such amount in the Loan Currency as shall be sufficient to reimburse the Mortgagee for its costs and expenses related to, or arising out of, any such action or remedies, including, reasonable fees and expenses of legal counsel.

Section 14.08. Governing Law

This Agreement and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of Kazakhstan (including any international treaties to which Kazakhstan is a party and which are in force in the territory of Kazakhstan).

Section 14.09. Arbitration and Jurisdiction

(a)Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. There shall be one (1) arbitrator and the appointing authority shall be LCIA (London Court of International Arbitration). The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek determination of a preliminary point of law by, the courts of England. The arbitral tribunal shall not be authorised to take or provide, and each of the Mortgagor and the Debtors agrees that it shall not seek from any judicial authority, any interim measures of protection or pre-award relief against EBRD, any provisions of the UNCITRAL Arbitration Rules notwithstanding. The arbitral tribunal shall have authority to consider and include in any proceeding, decision or award any further dispute properly brought before it by EBRD (but no other party) insofar as such dispute arises out of any Financing Agreement, but, subject to the foregoing, no other parties or other disputes shall be included in, or consolidated with, the arbitral proceedings. In any arbitral proceeding, the certificate of EBRD as to any amount due to EBRD under any Financing Agreement shall be prima facie evidence of such amount.

(b)Notwithstanding Section 14.09(a), this Agreement and the other Financing Agreements, and any rights of EBRD arising out of or relating to this Agreement or any other Financing Agreement, may, at the option of EBRD, be enforced by EBRD in the courts of Kazakhstan or in any other courts having jurisdiction. For the benefit of EBRD, the Mortgagor and each Debtor hereby irrevocably submit to the non-exclusive jurisdiction of the courts of England with respect to any dispute, controversy or claim arising out of or relating to this Agreement or any other Financing Agreement, or the breach, termination or invalidity hereof or thereof. Each of the Mortgagor and the Debtors hereby irrevocably consents to the service of process or any other legal summons out of such courts by mailing copies thereof by registered airmail postage prepaid to its address specified herein. Each of the Mortgagor and the Debtors covenants and agrees that, so long as any of them has any obligations under this Agreement, it shall maintain a duly appointed agent to receive service of process and any other legal summons in England for purposes of any legal action or proceeding brought by EBRD in respect of any Financing Agreement and shall keep EBRD advised of the identity and location of such agent. Nothing herein shall affect the rights of EBRD to commence legal actions or proceedings against any of the Mortgagor or the Debtors in any manner authorised by the laws of any relevant jurisdiction. The commencement by EBRD of legal actions or proceedings in one or more jurisdictions shall not preclude EBRD from commencing legal actions or proceedings in any other jurisdiction, whether concurrently or not. Each of the Mortgagor and the Debtors irrevocably waives any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal action or proceeding and any claim it may now or hereafter have that any such legal action or proceeding has been brought in an inconvenient forum.

Section 14.10. Privileges and Immunities of the Mortgagee

Nothing in this Agreement shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of the Mortgagee accorded under the Agreement Establishing the European Bank for Reconstruction and Development, international convention or any applicable law.

Section 14.11. Waiver of Sovereign Immunity

The Mortgagor represents and warrants to the Mortgagee that this Agreement, the Loan Agreement, and any other Financing Agreements and the undertakings by the Mortgagor under any such Financing Agreements to which it is a party are commercial rather than public or governmental acts and that the Mortgagor is not entitled to claim immunity from legal proceedings with respect to itself or any of its assets on the grounds of sovereignty or otherwise under any Applicable Law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Agreement or the other Financing Agreements. To the extent that the Mortgagor or any of its assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, the Mortgagor hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Agreement, the Loan Agreement or any other Financing Agreements.

Section 14.12. Reliance

The Mortgagor acknowledges that the Mortgagee is entering into this Agreement, and has acted, solely in its capacity as a lender under the Loan Agreement, and not as an advisor to the Mortgagor. The Mortgagor represents and warrants that, in entering into this

Agreement, it has engaged and relied upon advice given to it by its own legal, financial and other professional advisors and it has not relied on and will not hereafter rely on any advice given to it by the Mortgagee.

Section 14.13. Successors and Assigns

(a) This Agreement binds and inures to the benefit of the respective successors, assignees and permitted transferees of the parties hereto.

(b) The Mortgagor may not assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior written consent of the Mortgagee.

(c) The benefit of this Agreement may be freely and unconditionally assigned, transferred or otherwise disposed of, in whole or in part, by the Mortgagee to any other person.

Section 14.14. Rights of Third Parties

A person who is not a party to this Agreement has no rights under Applicable Law to enforce or enjoy the benefit of any term of this Agreement (except as provided for in Section 14.13 (Successors and Assigns).

Section 14.15. No Partnership or Agency

Nothing in this Agreement (or any of the arrangements contemplated hereby) shall be deemed to constitute a partnership between the parties hereto nor save as expressly provided herein constitute any party the agent of any other for any purpose.

Section 14.16. Agreement as property of the Mortgagee

This Agreement is and will remain the property of the Mortgagee after any release, settlement, discharge or arrangement relating to the liability of the Mortgagor under this Agreement.

Section 14.17. Integrity

Schedule 1 (Land) and Schedule 2 (Form of Power of Attorney) hereto, as may be amended from time to time, forms an integral part of this Agreement.

Section 14.18. Severability

Each of the provisions of this Agreement shall be severable and distinct from one another and if at any time any one or more of those provisions (or any part thereof) is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. In this event, to the extent practicable under the circumstances, the parties to this Agreement shall negotiate in good faith to replace the void, illegal or unenforceable provision with a valid, legal and enforceable provision which corresponds as far as possible to the spirit and purpose of the void, illegal or unenforceable provision.

Section 14.19. Disclosure

(a) The Mortgagee may disclose such documents, information and records regarding the Mortgagor or any other party to a Financing Agreement and this transaction (including, without limitation, copies of this Agreement and any Financing Agreement) as the Mortgagee deems appropriate in connection with any dispute involving the Mortgagor or any other party to a Financing Agreement, for the purpose of preserving or enforcing any of the Mortgagee 's rights under any Financing Agreement or collecting any amount owing to the Mortgagee or in connection with any proposed Participation or any other proposed sale, transfer, assignment, novation or other disposal contemplated by above Section 14.13 (Successors and Assigns).

(b) Except as required by Applicable Law, the Mortgagor shall not disclose any documents, information and records regarding itself, the Mortgagee or any other party to a Financing Agreement and this transaction (including without limitation, copies of this Agreement and any Financing Agreements).

Section 14.20. Language and Counterparts

(a) This Agreement shall be drawn up and executed in the English language.

(b) This Agreement shall be drawn up and executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 14.21. Survival

Notwithstanding the termination of this Agreement, (i) the representations and warranties given by the Mortgagor in Article VI (Mortgagor Representations and Warranties) and by the Debtors in Article VII (Debtors' Representations and Warranties); (ii) the covenants of the Mortgagor in Article VIII (Covenants) and Section 8.14 (Negative Covenants on Mortgage or Alienation); and (iii) the provisions set forth in Section 8.05 (Payment Obligations) and XIX (Miscellaneous) and of this Section 14.21, shall survive and remain in full force and effect until the Secured Obligations have been fully and irrevocably discharged strictly in accordance with the provisions of the Financing Agreements, as evidenced by a written instrument signed by the Mortgagee.

The parties hereto agree that this Agreement shall take effect as of the date first written above.

[Signature Page Follows]

IN WITNESS 'WHEREOF, the Mortgagor and the Mortgagee have caused this Agreement to be executed by their duly authorised representatives as of the date first above written.

Mortgagor Executed by ) BALYKSHY L.L.P. acting by ) authorised signatory ) Name: Position:

Shareholder Executed by CASPIAN REAL ESTATE LIMITED acting by authorised signatory Name: Position:

Sponsor Executed by CASPIAN SERVICES ) INC. acting by authorised signatory )
Name: Position:

Mortgagee Executed by EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT acting by authorised signatory Name:

SCHEDULE 1	SCHEDULE 2D

SCHEDULE 3
FORM OF POWER OF ATTORNEY
[Letterhead of Mortgagor]
Power of Attorney'

BY THIS POWER OF ATTORNEY, made on this [ ] day of [ ], in

] by Balykshy L.L.P., a limited liability partnership organised and existing under the laws of the Republic of Kazakhstan and having its registered address at 12 Murat Uskenbaev Street, Atash Village, Tupkaragan District, Mangistau Region, the Republic of Kazakhstan ("Principal"), hereby authorises the European Bank for Reconstruction and Development ("EBRD"), to be the Principal's true and lawful attorney with the power and authority to do, for and on behalf and at the expense of the Principal, the following acts:

(i)	to exercise all rights of Principal in its capacity as the owner of buildings and lands listed in Annex A (Buildings and Lands) to this Power of attorney (the "Property");

(ii)	to sign legally binding documents or to perform actions with respect to the

Property or any part thereof having legally binding consequences which EBRD consider, in its opinion necessary and proper;

(iii)	to execute and register any encumbrance of the Property or any part thereof and to obtain any relevant documents with respect to the registration of the mortgage

I To be executed in Russian and English language.

over the Property or any part thereof (where necessary) with the relevant governmental agency or authority in Kazakhstan;

(iv)	to obtain all consents and authorisations with respect to any encumbrance of the Property or any part thereof;

(v)	to enter into actual possession of the Property or any part thereof, including any revenues received;

(vi)	to have unlimited access to the Property or any part thereof and to take possession thereof;

(vii)
to sell the Property or any part thereof or otherwise to dispose of and alienate the Property or any part thereof or any of the rights of the Principal thereto on such conditions (including deferred payments or payment by installments) as EBRD considers necessary and proper;

(viii)
to insure and to take measures with regard to the protection and preservation of, to repair, make changes, improve, replace, operate, separate parts of the Property representing movable property from parts which are immovable, supplement and perform or approve other similar actions with regard to all of the Property or any part thereof;

(ix)
for such payment and on such conditions as EBRD considers acceptable, to acquire in ownership or lease, hire or acquire the right or rights to any enterprise, equipment, transport or other means of conveyance, materials or other property, assets or rights which, in the opinion of EBRD, are necessary or desirable in order to improve the state, or for the realisation of more advantageous conditions, of all or any part or parts of the Property;

(x)
to bring or defend claims in court, submit to arbitration, conduct negotiations and settle by agreement of the parties and terminate, withdraw and settle any suits, claims, disputes and examinations relative to all or to any part of the Property;

(xi)
to terminate, release from or come to an agreement with respect to, any other security interest of the Principal in the Property or any part thereof which might have priority or identical force in relation to EBRD;

(xii)	to conclude insurance and/or reinsurance agreements or obtain insurance and/or reinsurance policies with respect to the Property or any part thereof;

(xiii)	to delegate any or all of the rights and powers conferred by this Power of Attorney to EBRD to any other person;

(xiv)
to defend the rights of the Principal to the Property and EBRD's rights hereunder, against all claims, demands, attachments or any legal or administrative proceedings made, commenced or threatened by any person at any time;

(xv)	to enforce any rights of the Principal to the Property or any part thereof;

(xvi)	to have any other rights that the Principal has as the owner of the Property or any part thereof; and

(xvii)
to sign, execute, deliver and receive all documents, contracts, deeds, agreements and other instruments and to take all such other actions as are necessary or desirable for the purpose of exercising the authority referred to in the preceding paragraphs of this Power of Attorney.

This Power of Attorney shall be governed by the laws of the Republic of Kazakhstan.

This Power of Attorney and all power and authority conferred on the attorney under this Power of Attorney shall be valid for three year period starting from the date written above and shall terminate on [ ]2.

23 years term.

Balykshy L.L.P.

[Seal]

Title: Title: Chief Accountant

Name: Name:

[Notation by notary] [Apostille]

Annex A

Buildings and Land

No	Name of property	Total area (ha)	Number (Cadastre file)	Location	Number and date of State Act	Number and date of registry	Market value (The RICE Group appraisal report dated	Quantity
							23.04.2003)
1	State act	2.0	13-202-	Mangistau	No.	No.202006271/991	USD	1
	on private		006-271	Oblast,	0035851		3,500,000
	property			Tupkaragan		05.12.2005
	right.			region, Fort	04.04.2005
				Shevchenko city, Bautino village
				(ATASH)
2	State act	1.9739	13-202-	Mangistau	No.	No.202005-	USD	1
	on private property		005-535	Oblast, Tupkaragan	0036358	535/1692	3,454,325
	right.			region, Fort	5.05.2005	05.05.2005
				Shevchenko city, Atash village
3	State act	1.0	13-202-	Mangistau	No.0010723	No.202006235/331	USD	1
	on private		006-235	Oblast,			1,750,000
	property			Tupkaragan	15.12.2000	02.04.2007

right.	region, Fort
Sheychenko city, (ATASH)